SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              CITY HOLDING COMPANY
                          CITY HOLDING CAPITAL TRUST II
             (Exact Name of Registrant as Specified in Its Charter)


                   West Virginia                                 55-0619957
                     Delaware                                    54-6439249
     (State of Incorporation or Organization)                   (IRS Employer
                                                             Identification No.)
                 25 Gatewater Road
             Charleston, West Virginia                        25313
     (Address of Principal Executive Offices)               (Zip Code)

If  this  form  relates  to the  registration  of a              If this form  relates  to the  registration  of a
class of  securities  pursuant to Section  12(b) of              class of securities  pursuant to Section 12(g) of
the  Exchange  Act  and is  effective  pursuant  to              the  Exchange  Act and is  effective  pursuant to
General   Instruction   A.(c),   please  check  the              General   Instruction  A.(d),  please  check  the
following box.  [ ]                                              following box.  [X]

              Securities Act registration statement file number to
                       which this form relates: 333-64809

     Securities to be registered pursuant to Section 12(b) of the Act: None.

        Securities to be registered pursuant to Section 12(g) of the Act:

     Title of Each Class                         Name of Each Exchange on Which
     to be so Registered                         Each Class is to be Registered
     -------------------                         ------------------------------

City Holding Capital Trust II
     Capital Securities                           Nasdaq National Market System

Item 1.  Description of Registrant's Securities to be Registered.

         A description of the City Holding Capital Trust II Capital Securities is set forth under the caption "Description of Capital Securities" in the Prospectus contained in the Registration Statement on Form S-3 (Registration No. 333-64809), as initially filed with the Securities and Exchange Commission on September 30, 1998, and as amended on October 21, 1998 (as so amended, the "Registration Statement"). Such portion of the Registration Statement is hereby incorporated by reference.

Item 2.  Exhibits.
         --------

    1. Indenture between City Holding Company and The Chase Manhattan Bank, as Trustee*

    2. Form of Amended and Restated Trust Agreement of City Holding Capital Trust II*

    3. Form of Capital Security Certificate of City Holding Capital Trust II (included in Exhibit 2)

    4. Form of Guarantee of City Holding Capital Trust II relating to the Capital Securities*

------------

    * Incorporated by reference from the Registrant's Registration Statement on Form S-3 and Amendment No. 1 thereto.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  October 21, 1998                 CITY HOLDING COMPANY
                                         (Registrant)


                                          By:      /s/ Robert A. Henson
                                                   --------------------------
                                                   Robert A. Henson
                                                   Chief Financial Officer


                                          CITY HOLDING CAPITAL TRUST II


                                          By:      /s/ Robert A. Henson
                                                   --------------------------
                                                   Robert A. Henson
                                                   Administrator